Exhibit 99.1

Press Release

En Pointe Technologies Moves to Nasdaq SmallCap Market

Los Angeles, CA – May 29, 2003 – En Pointe Technologies, Inc. (Nasdaq: ENPT) announced today that it has received a determination from the Nasdaq Listing Qualifications Panel (the “Panel”) regarding the Company’s requested hearing before the Panel.  The Panel has determined to transfer the Company’s listing to the Nasdaq SmallCap Market effective with the open of business on Monday, June 2, 2003.  The Company will continue to trade under the symbol ENPT.

The Panel also noted that on or before July 14, 2003, the Company must evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive trading days.  Should the Company fail to remedy the bid price deficiency by July 14, 2003, the Company may be eligible for an additional 180-day compliance period provided it evidences a minimum of $5,000,000 in shareholders’ equity, $50,000,000 in market value of listed securities or $750,000 in net income from continuing operations (in the last fiscal year or in two of the last three fiscal years).

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes.  A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company’s customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in over 22 sales and service markets throughout the United States, as well as a value-added ISO 9002 certified integration operation in Ontario, California.  Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements.  Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company.  Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions.  Reference is hereby made to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for information regarding those factors and conditions.  Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to:  Failure to meet the minimum bid price requirements of the Nasdaq SmallCap market; decreased liquidity in the Company’s common stock as a result of delisting from the Nasdaq National Market; decreased securities analyst and/or news media coverage of the Company as a result of delisting from the Nasdaq National Market; increased regulation under the SEC’s “penny stock” rules if the Company’s securities are traded on the Over-the-Counter Bulletin Board; changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Kevin Ayers

En Pointe Technologies, Inc.

Phone:  (310) 725-9717

Fax:  (310) 725-1185

ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:

sales@enpointe.com or contact us by phone at (310) 725-5200.